UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2006
                                                 --------------


                              INVACARE CORPORATION
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             (Exact name of registrant as specified in its charter)


           Ohio                     0-12938                       95-2680965
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(State or other jurisdiction      (Commission                   (IRS Employer
      of incorporation)            File Number)              Identification No.)


One Invacare Way, P.O. Box 4028, Elyria, Ohio                        44036
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(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code: (440) 329-6000
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

     On April 27, 2006, Invacare Corporation (the "Company") issued $150 million in aggregate principal amount of unsecured 6.15% Senior Notes Due April 27, 2016 (the "Notes") pursuant to a Note Purchase Agreement, dated as of April 27, 2006, by and among the Company and the various institutional accredited investors named therein (the "Note Purchase Agreement"). The proceeds of the sale of the Notes were used to reduce debt outstanding under the Company's $500 million revolving credit facility.

     The Notes were issued in a private placement and are subject to restrictions on transfer. The Notes are payable in full in a single installment on April 27, 2016 and bear interest at the fixed rate of 6.15% per annum from the date of issuance. Interest on the Notes will be payable semiannually on the 27th day of April and October of each year commencing on October 27, 2006.

     Under the Note Purchase Agreement, the Company has the optional right to prepay, at any time or from time to time, all or part of the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes, for the sum of the principal amount being so prepaid, accrued interest thereon to the date of prepayment and a "make-whole" prepayment premium as calculated under the Note Purchase Agreement.

     The Note Purchase Agreement contains covenants that limit the ability of the Company and its subsidiaries to, among other things: enter into transactions with affiliates; dispose of assets; incur or create indebtedness; and incur or create liens. In addition, the Note Purchase Agreement contains a covenant that limits the ability of the Company to consolidate or merge with any other entity or convey, transfer or lease substantially all of its assets.

     The Note Purchase Agreement contains customary default provisions, as well as the following cross-default provisions: an event of default will occur if the Company or any subsidiary (as defined in the Note Purchase Agreement) is in default (as principal or as guarantor) (i) in the payment of any principal of or premium or make-whole amount or interest on any indebtedness that is outstanding in an aggregate principal amount of at least $10 million beyond any applicable grace period, (ii) in the performance of or compliance with any term of any evidence of any indebtedness in an aggregate principal amount of at least $10 million, or (iii) any condition exists, and as a consequence of such default or condition such indebtedness has become, or has been declared due and payable before its regular maturity or before its regularly scheduled dates of payment. Upon the occurrence and during the continuation of an event of default under the Note Purchase Agreement, the Notes may become immediately due and payable either automatically or by the vote of the holders of more than 50% of the aggregate principal amount of all of the Notes then outstanding.

     The description set forth above is qualified in its entirety by the Note Purchase Agreement and the form of Notes, which are incorporated herein by reference and are filed herewith as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information regarding the Company's issuance of $150 million in aggregate principal amount of 6.15% Senior Notes Due April 27, 2016 included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01   Regulation FD Disclosure.

     On May 1, 2006, the Company issued a press release announcing the signing of the Agreement. The press release is attached as Exhibit 99.1 to this report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

         (c) Exhibits.

Exhibit number               Description
--------------               ---------------------------------------------------
10.1                         Note Purchase Agreement, dated as of April 27,
                             2006, by and among Invacare Corporation and the various purchasers named therein, relating to $150,000,000 in 6.15% Senior Notes Due April 27,
                             2016.

99.1                         Invacare press release dated May 1, 2006.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       Invacare Corporation
                                                       (Registrant)

Date:  May 3, 2006                                     /s/Gregory C. Thompson
                                                       -------------------------
                                                       Gregory C. Thompson
                                                       Chief Financial Officer

                                  Exhibit Index


Exhibit number                  Description
--------------               ---------------------------------------------------
10.1                            Note Purchase Agreement, dated as of April 27,
                                2006, by and among Invacare Corporation and the various purchasers named therein, relating to $150,000,000 in 6.15% Senior Notes Due April 27,
                                2016.

99.1                            Invacare press release dated May 1, 2006.